Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of CNB Financial Corporation of our report dated March 3, 2022 on the consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows of CNB Financial Corporation for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Columbus, Ohio

February 20, 2025